August __, 2006

Vitro, S.A. de C.V.
Ave. Ricardo Margain Zozaya #400
Col. Valle del Campestre
San Pedro Garza Garcia
Nuevo Leon, 66265 Mexico

Ladies and Gentlemen:

        We are acting as special U.S. counsel to Vitro, S.A. de C.V. (the "Company"), a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Mexico"), in connection with the filing of a Registration Statement on Form F‑4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the issuance of up to US$225,000,000 in aggregate principal amount of 11.75% Senior Exchange Notes due 2013 of the Company (the "New Notes").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. The relevant New Notes are to be issued in exchange for the Company's issued and outstanding 11.75% Senior Notes due 2013 (the "Old Notes").

        The New Notes will be issued pursuant to the terms of an indenture dated as of October 22, 2003 (the "Original Indenture") between the Company and Wachovia Bank, National Association, as trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of the closing date of the exchange offer (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), between the Company and the Trustee. Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

        In connection with the opinions expressed below, we have examined the Registration Statement, the form of the Indenture filed as Exhibit 4.1 to the Registration Statement and the form of the New Notes included in the Indenture. We have also (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials certificates of officers and representatives of the Company and such other documents and (iii) received such information from officers and representatives of the Company, and others, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter expressed.

        In rendering the opinions expressed herein, we have assumed, without independent verification, with respect to all parties to agreements or instruments relevant hereto, that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine and authorized;

  all documents submitted to us as originals or duplicate originals are authentic;

  all parties to the documents reviewed by us are duly organized and validly existing and have full power and authority to execute, deliver and perform their obligations under such documents, and that all such documents have been duly authorized by all necessary action on the part of the parties thereto;

  such parties have the power and authority to enter into and perform their respective obligations under such agreements or instruments and to consummate the transactions contemplated thereby; and

  that the agreements or instruments have been duly authorized, executed and delivered by such parties (other than the Company), and constitute valid and legally binding obligations of such parties (other than the Company), enforceable against such parties in accordance with their terms.

        We have also assumed, for the purposes of the opinions expressed herein, that (a) the Company is a corporation (sociedad anonima de capital variable) validly existing under the laws of Mexico and the Company has full power, authority and legal right to execute and deliver any agreements or instruments relevant hereto and to perform its obligations thereunder, (b) each of such agreements or instruments have been duly authorized, executed and delivered by the Company under Mexican law, (c) no other proceedings or actions under Mexican law are necessary for the Company to perform its obligations under each of such agreements or instruments, and (d) under Mexican law, each of such agreements constitutes the valid and legally binding obligation of the Company, and is enforceable against the Company in accordance with its terms.

        In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original or certified copies and the conformity to original or certified agreements or instruments of all copies submitted to use as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of the representations and warranties contained in certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and assume compliance on the part of all parties to the relevant agreements or instruments with their covenants and agreements contained therein and all laws applicable thereto.

        Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when (i) the Registration Statement has been declared effective, (ii) the interest rate, maturity, redemption and other terms of the New Notes, as well as the terms pursuant to which the New Notes are to be exchanged and other matters related to the issuance and sale of the New Notes, have been approved by all necessary corporate or other action on the part of the Company, (iii) the Indenture has been duly qualified under the Trust Indenture Act, (iv) the First Supplemental Indenture has been executed and delivered by the Company, and (v) the New Notes have been duly executed by the Company and authenticated in accordance with the provisions of the Indenture and issued and delivered against exchange of the Old Notes in accordance with the terms set forth in the prospectus included as part of the Registration Statement, the New Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity), including without limitation (x) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (y) concepts of materiality, reasonableness, good faith and fair dealing, (c) as to possible judicial action giving effect to foreign governmental actions or laws, (d) as rights to indemnity and contribution may be limited by applicable law or principles of public policy, and (e) that the enforceability of provisions exculpating or exempting a party from its own actions or inaction, to the extent the action or inaction involves gross negligence or willful misconduct, may be limited by the discretion of the court before which any proceeding may be brought.

        We express no opinion herein as to (i) whether a Federal or state court outside the state of New York would give effect to the choice of New York law in the New Notes; (ii) as to whether the federal courts of the United States could exercise jurisdiction over any action brought against the Company by any party not a "citizen" of any state for purposes of 28 U.S.C. ss 1332; or (iii) as to the enforceability of any section of the Indenture to the extent such provision provides indemnity in respect to any loss sustained as the result of the conversion of a judgment or order rendered by a court or tribunal of any particular jurisdiction and expressed in a currency other than United States dollars. The enforceability of provisions of the Indenture to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

        To the extent that the obligations of the Company under the New Notes and the Indenture, as applicable, may be dependent upon such matters, we have assumed for purposes of this opinion that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee has been duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee is in compliance generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York, each as currently in effect and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. To the extent that the laws of Mexico may be relevant to the opinion expressed herein, we have, with your permission, and without having made any independent investigation with respect thereto, assumed the correctness of the opinions of Alejandro Sanchez Mujica, General Counsel of the Company as to all matters of Mexican law, which opinion has been delivered to you on the date hereof for filing with the Commission as Exhibit 5.2 to the Registration Statement. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the opinion expressly stated herein. The opinions expressed herein are given only as of the date hereof, and we assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

        The opinions expressed herein are solely for your benefit and in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the federal securities laws. We consent to your submitting this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading "Validity of the Notes". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

HSK/MAM